Exhibit 99.1

Clearwire

For Release April 19, 2011
6:00 AM Pacific

Sprint and Clearwire Announce Key Enhancements to Their Long-Term Wholesale Revenue Agreements

Companies Amend Long-Term Agreement for Wholesale Pricing for Sprint’s 4G Smartphones and All Other 4G Services, Including a Minimum Cash Commitment Totaling at Least $1 Billion to be Paid to Clearwire During 2011 and 2012

Overland Park, Kan. and Kirkland, Wash. – April 19, 2011 – Sprint Nextel (NYSE:S) and Clearwire (NASDAQ: CLWR) today announced an amendment to their long-term agreement that establishes new wholesale pricing terms and provides Clearwire a minimum of $1 billion from Sprint to be paid during 2011 and 2012 for 4G wholesale services comprised of minimum usage commitments of $300 million in 2011, $550 million in 2012 and $175 million in pre-payments for 4G wholesale services to be used in 2011, 2012 and beyond. The parties expect the agreement to continue to drive the growth and collaboration of both companies’ strategic 4G initiatives.

"We are pleased to reach this wholesale pricing agreement with Clearwire,” said Dan Hesse, Sprint CEO.  “We look forward to working with them under this new agreement to provide an expanded offering of 4G capabilities and solutions for Sprint customers.”

“Sprint has been our biggest and most important customer and partner since we launched 4G services in the U.S. more than two years ago,” said John Stanton, Clearwire’s interim CEO. “Today’s agreement further aligns Sprint and Clearwire’s interests and lays the foundation for a continued, constructive relationship. We are pleased to have the resources and partnerships necessary to maintain our 4G leadership and leverage our significant spectrum and capacity for delivering mobile broadband services.”

4G PRICING AND REVENUE COMMITMENTS

In addition to Sprint’s commitment of $300 million in 2011, $550 million in 2012, and the prepayment of $175 million, the companies reached an agreement regarding wholesale pricing for Sprint devices that operate on both Sprint’s 3G network and Clearwire’s 4G network. This includes smartphones such as the award–winning HTC EVO™ 4G and Samsung Epic™ 4G and other dual-mode devices like the newly introduced Novatel Wireless MiFi® 3G/4G Mobile Hotspot 4082.

The agreement includes usage based pricing and volume discounts and is aimed at aligning the interests of both companies to enable growth for customers using smartphones and dual-mode devices. The agreement also includes minimum payments per 4G device.

Clearwire and Sprint also plan further collaboration to expand Sprint’s capability to offer customized solutions using 4G technology. This is expected to allow Sprint to better serve its target enterprise and government customers with mission critical wireless broadband solutions both for mobility and local area network applications and expand its Machine-to-Machine (M2M) solutions for large and small businesses.

The agreement also expands the mutual re-wholesaling rights whereby both companies can resell the other’s respective 3G and 4G networks to other parties. The agreement is expected to open up new market segments for both Sprint and Clearwire to both jointly and independently pursue.

CLEARWIRE

HISTORIC PARTNERSHIP

The long-term partnership between Sprint and Clearwire has been one of the most productive in the U.S. wireless market. Together, the two companies deployed the first true 4G network in North America, leading the wireless industry’s rapid progression to a mobile broadband future while making 4G a household word. The Clearwire 4G network is backed by some of the leading companies in telecommunications and technology, including Comcast, Time Warner Cable, Intel, Google and Bright House Networks.

With flexible all-IP network architecture and substantial wireless spectrum depth, the Clearwire 4G network is well positioned to continue serving the company’s customers and wholesale partners’ demands for fast, reliable, high-capacity mobile broadband service across the U.S.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 49.9 million customers at the end of 2010 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance WirelessSM; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Newsweek ranked Sprint No. 6 in its 2010 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

About Clearwire

Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire's 4G network is currently available in areas of the U.S. where 120 million people live. Clearwire's open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at www.clearwire.com.

Clearwire, CLEAR, and the CLEAR logo are trademarks or registered trademarks of Clearwire Communications LLC in the United States and/or other countries. All other company or product names are trademarks of their respective owners.

Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management's current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management's expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words "will," "would," "may," "should," "estimate," "project," "forecast," "intend," "expect," "believe," "target," "designed," "plan" and similar expressions are intended to identify

CLEARWIRE

forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire's control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.
•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all.
•
Our current plans, and our expectations about becoming EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•
We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•
We have deployed a wireless broadband network based on mobile WiMAX technology, and would incur significant costs to deploy alternative technologies. Additionally, such alternative technologies may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully transition from the current technology to the new technology without disruptions to customer service.

•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.
•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.
•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.
•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.
•
Sprint Nextel Corporation owns a majority of our shares, resulting in Sprint holding a majority voting interest in the Company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire's filings with the Securities and Exchange Commission, including the information under the heading "Risk Factors" in our Annual Report on Form 10-K filed on February 22, 2011.Clearwire assumes no obligation to update or supplement such forward-looking statements.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release includes “forward-looking statements”  within the meaning of the securities laws. The statements in this news release regarding network performance, coverage and capabilities, business and network efficiencies, including expected financial savings, new technologies, products and services, and environmental sustainability, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections

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reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, development and deployment of new technologies; operating costs; efficiencies and cost savings of multimode technologies; customer and network usage; customer growth and retention; pricing; service, coverage and quality; environmental sustainability; availability of devices; the timing of various events and the economic environment. Sprint Nextel believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint Nextel is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint Nextel provides a detailed discussion of risk factors in periodic SEC filings, including its annual report on Form 10-K for the year ended Dec. 31, 2010.

Sprint Contacts
Investor Relations
Yijing Brentano, 800-259-3755
investor.relations@sprint.com

Media Relations
Scott Sloat, 240-855-0164
Scott.sloat@sprint.com

Clearwire Contacts
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com

Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com

JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com